Exhibit 16.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-144170) of JA Solar Holdings Co., Ltd., of our report dated April 26, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
April 26, 2011